Exhibit 10.1

Certain information (as indicated by [***]) has been excluded from this Exhibit 10.1 pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is both (1) not material and (2) the type of information that the Registrant treats as private and confidential.

MASTER PURCHASE AGREEMENT

主供销合同

THIS MASTER PURCHASE AGREEMENT (the “Agreement”) is made as of March 19, 2021 (the “Effective Date”) by and between Electric Last Mile, Inc., a Delaware Corporation, with its principle place of business in Michigan, USA (“Buyer”), and Liuzhou Wuling Automobile Industry Co., Ltd., a China company located in Wuling Building, No. 18 Hexi Road, Liuzhou City, Guangxi , China (the “Supplier”). Buyer and Supplier may be referred to herein individually as a “Party” and collectively as the “Parties”.

本主供销合同（以下简称“合同”）由Electric Last Mile, Inc.，一家美国特拉华州的股份有限公司，其主要经营地在美国密西根州（简称“采购方”）和柳州五菱汽车工业有限公司，一家坐落于中国广西柳州市河西路18号五菱大厦的公司（以下简称“供货方”）于2021年3月19日签订（以下简称“生效日”）。采购方和供货方将被各自指代为“一方”或共同指代为“各方”。

WHEREAS, Supplier manufactures and/or sells electric vehicle parts, modules, design and engineering solutions (“Products”); and

鉴于，供货方生产和/或销售电动汽车零件、单元、设计和工程解决方案（简称“产品”）；且

WHEREAS, Buyer desires to purchase from Supplier, and Supplier desires to sell to Buyer, the Products on the terms and conditions set forth in this Agreement.

鉴于，采购方希望从供货方采购产品，且供货方希望销售给采购方产品，双方购销参照本合同的条款条件。

NOW, THEREFORE, and in consideration of the provisions of this Agreement, the Parties agree as follows:

因此，考虑到合同的条款，各方达成以下一致：

1.  Definitions. The following terms shall have their indicated meanings:

定义。以下条款对应的意思为：

1.1. “Affiliate” means an entity controlled by, or under common control with, a Party.

“关联方”的意思是由一方控制的单位，或一方与他方共同控制的单位。

1.2. “Buyer’s Facility” means Buyer’s assembly facility in the U.S.A., or other address as Buyer may designate by notice to Supplier pursuant to any Individual Contract

“采购方场所”的意思是采购方在美国的总装厂，或由采购方通知供货方依据单独的合同所指示的。

1.3. “Buyer’s Products” shall mean the Goods and services sold by Buyer which may incorporate the Products.

“采购方产品”的意思是集成到采购方商品和服务中的产品。

1.4. “Customer” means the distributor, initial end user, or any other organizational user or reseller of Buyer’s Products in the chain of distribution to the individual end user.

“客户”的意思是分销商，初始终端用户，或产品采购方通过分销链将产品传递到个人终端用户的其他机构用户或再销售商。

1.5. “Goods” means all products, kits, parts, accessories and other materials, including, without limitation, as listed on Exhibit A attached hereto (which may be amended by the Parties from time to time), which may be purchased by Buyer from Supplier under the terms of this Agreement and any Individual Contracts.

“商品”的意思是所有产品、零件、元件、附件和其他材料，包括但不限于在后附的《附件A》中所列（可由各方随时修订），可以由采购方从供货方在合同条款和任何独立合同的约定下采购。

1.6. “Individual Contract” means the contract between Buyer and Supplier arising from Supplier’s acceptance or performance of a Purchase Order, and it shall consist of this Agreement and the Purchase Order.

“独立合同”的意思是因供应商接受或履行采购订单而在采购方和供货方之间形成的合同，该合同应当包括本合同和采购订单。

1.7. “Territory” means North America and territory consent by both Parties in writing.

“区域”指北美以及双方书面同意的其他区域。

1.8. “Purchase Order” means the valid written purchase order (including Buyer’s general terms and conditions of purchase) issued by Buyer for Goods.

“采购订单”的意思是由采购方签发的采购货物的有效书面订单（包括采购方的通用采购条款条件）。

1.9. “Specifications” means drawings, written designs and/or other specifications which may be provided by Buyer to Supplier directly or by an Affiliate or representative of Buyer under this Agreement or in or with respect to any Individual Contract from time to time.

“规格”的意思是图纸、书面设计和/或其他可能由采购方和供货方直接提供或由关联方或采购方代表在本合同约定或依照任何独立合同随时提供的工程设计。

2.  Sale and Purchase of Goods.

商品的销售和采购

2.1. Purchase and Sale. Supplier shall manufacture, package, ship, and sell to Buyer, and Buyer shall purchase and take delivery from Supplier, the Goods in such quantities and at such times as are specified in any Individual Contracts, pursuant to the terms and conditions set forth in this Agreement.

采购和销售。供货方应当生产、包装、寄送和销售给采购方，且采购方应当遵照本合同列明的条款条件购买并从供货方按照独立合同商品数量取得交付。

2.2. Purchase Orders/Individual Contracts. If Buyer desires to enter into an Individual Contract with Supplier for the purchase of particular Goods, Buyer shall issue a Purchase Order to Supplier stating the terms of the proposed Individual Contract, and it is deemed accepted by supplier unless PO is rejected in writing within 48 hours.

采购订单/独立合同。如果采购方希望与供货方为采购特定商品订立独立合同，采购方应当签发一个写明提议独立合同条款的采购订单给供货方。如果供货方未能在48小时内以书面、邮件形式拒绝，将被视为此订单已被接受。

2.3. Exclusivity. Buyer shall have the exclusive right, to (a) in the Territory market, distribute and sell all Goods in the product segments set forth on Exhibit C attached hereto, and (b) manufacture, assemble, market, distribute and sell Buyer’s Products incorporating such Goods.

排他性。采购方应当拥有以下排他性权利：(a) 在区域内市场营销、分拨和销售《附件C》中产品栏列明的所有商品，和(b)生产、组装、市场营销、分拨和销售集成了以上产品的采购方的产品。

3.  Delivery; Title; Taxes. 交付；所有权；税收。

3.1. Delivery; Title. Supplier shall ship the Goods to such locations and in such quantity as Buyer shall specify in any Individual Contract. Unless otherwise specified in the applicable Individual Contract, all shipments shall be FOB China Port (“Delivery Facility”). All Goods sold by Supplier to Buyer hereunder shall be delivered to Buyer in accordance with the delivery schedule specified in the applicable Individual Contract.

交付；所有权。供货方应当依独立合同的规定寄送符合质量的商品到指定地点。除非在独立合同中另有说明，所有寄送商品应当依照FOB中国港口（简称“交付场所”）。下述所有由供货方向采购方销售的商品应当遵照在适当的独立合同中指定的交付日程表交付给采购方。

3.2. Packaging. Supplier shall supply at its expense: (a) the boxes or other packaging for individual units; and (b) the shipping containers, boxes or other materials to be used to ship the Products.

包装。供货方应当自行承担如下开销：(a)单个产品的包装箱或其他包装；和(b)寄送的集装箱，箱子或其他用于寄送产品的材料。

3.3. Transportation, Shipping, Taxes, Duties and Other Charges. Unless otherwise agreed to in writing by the Parties, Seller and Buyer shall be responsible to freight and fees according to the respective obligations under INCOTERM FOB.

运输、寄送、税收、关税和其他收费。除非各方以书面方式同意，供货方和采购方各自负责国际贸易条款FOB项下的对应费用。

4.  Price; Payment Terms.

价格；支付条款。

4.1. Price. The initial purchase price of the Goods initially ordered (pursuant to orders placed prior to the date of this Agreement or under Individual Contract(s) under this Agreement) shall be as set forth in Exhibit D attached hereto or, with respect to new categories of Goods or jointly developed products, as determined by mutual agreement of Buyer and Supplier prior to entering into the first Individual Contract for such Goods or jointly developed products.

价格。初次采购初次订购商品（按照本合同签订之前已下订单或依本合同下的独立合同）价格应当在本合同所附《附件D》中列明。其后，商品采购价格应当在此合同附件《附件D》中列明，或按照新的商品目录或共同开发产品，这将由达成第一个为该等商品或共同开发产品的独立合同之前由双方同意确定。

4.2. Invoices, Terms of Payment. Invoices setting forth the quantity of Goods and the purchase price therefore shall be forwarded to Buyer at the time of shipment of the Goods hereunder. Payment terms shall be in accordance with policy of China Export Credit Insurance or Irrevocable Sight Letter of Credit, 20% shall be prepaid by T/T wire transfer, and the balance of 80% of each Purchase Order Payment shall be made to the Supplier address specified hereafter. (1) Payment term for the initial 1000 units is Net 30 days; for units after the 1000 initial units, the payment term shall be Net 90 days. Payment term date shall start from the date of issuance of the respective bill of lading or equivalent shipping documents. Payment shall be made to the address designated by Supplier in the applicable invoices.

发票、条款和付款。发票列明商品数量和购买价格并应当在本合同提及的寄送时间转发至采购方。供货方和采购方以中国出口信用保险或以即期不可撤销信用证为基础，付款条款应当为订单金额20%以TT方式支付预付金，80%余款按下列方式付清。（1）起始实际销量在1000台以内给予30天的账期；后续的大于1000台给予90天的账期。计算日期以提单日期为起算日期。付款应当付至在适用发票上指定的供货方地址。

5.  Receipt and Inspection. 收货与检验。

5.1. Inspection. All Goods shall be received subject to Buyer’s inspection at Supplier’s facility or at a seaport in China, in accordance with an acceptance testing procedure to be agreed, in good faith, by the Parties, at Supplier’s facility or at a seaport in China within 7 business days after each delivery (the “Inspection Period”), and may be rejected by Buyer at any time prior to the expiration of the Inspection Period if any Goods are defective, damaged or otherwise non-conforming to the Specification, other terms of the Individual Contract, or the terms of Supplier’s warranties. Buyer’s inspection of, or failure to inspect, Goods pursuant to this Section shall not affect Supplier’s warranties hereunder or limit the availability of Buyer’s remedies or Supplier’s indemnities hereunder.

检验。所有商品应当以采购方在供货方场所或中国港口检验为收货条件，依据双方在诚信的基础上同意的接收检测程序，检验须在每次交付7个工作日内（以下简称“检验期”）在供货方场所或中国港口进行，且如果任何商品有缺陷，损坏或存在其他与规格、独立合同其他条款或供货商保障条款不符的问题，采购方可以在检验期期限内任何时间拒绝收货。采购方是否依照本节所述检验或不检验商品不应影响供货方对本合同的产品保障或限制采购方据此获得赔偿的能力，也不应限制供货方据此进行赔偿的责任。

5.2. Rejection. If Goods are rejected due to defect or damage, Supplier shall replace each unit of rejected Goods with a new unit of Goods, and ship such new units of Goods to Buyer by such method as is necessary to assure delivery by the time reasonably specified by Buyer, all at Supplier’s cost and expense.

拒绝。如果商品因为缺陷或损坏供货方应当用新商品替换每件被拒绝的商品，并将新商品以采购方指定的合理必要且能保证按时交付的运输方式寄送给采购方，所有成本和费用均由供货方承担。

6.  Specifications and Documentation. 规格和文档

6.1. Compliance with Specifications. The Goods shall be designed, manufactured and supplied in accordance with the Specifications, standards procedures and other terms and conditions as set forth in an Individual Contract and this Agreement. Supplier shall make no change in the Specifications unless such proposed changes are communicated to Buyer and Buyer agrees to such changes in writing.

遵照规格。商品应当遵照规格、标准程序和其他在独立合同和本合同中列明的条款条件设计、制造和供货。供货方除非与采购方沟通并得到采购方对变更的书面同意，否则不得对规格作出任何变更。

6.2. Approval and Provision of Drawings. At Buyer’s request, Supplier shall, for Goods defined in this Agreement, prepare and use mutually agreed reasonable drawings, bills of material, specifications and/or any other similar documents prepared in accordance with the Specifications, and shall furnish them to Buyer for approval by Buyer. At Buyer’s request, Supplier shall supply to Buyer manufacturing drawings and/or specifications of such drawings, specifications and/or other similar documents. See Section 9 of this Agreement regarding terms of Intellectual Property rights.

批准和提供图纸。在采购方的要求下，供货方应当以合同定义的商品，准备和使用双方认为合理的图纸、材料清单，规格和/或任何其他类似文件，且应当将这些文件交给采购方批准。其知识产权的规定见本协议第9条的规定。

6.3. General Manufacturing Obligations. Supplier shall manufacture and supply the Goods in accordance with this Agreement and individual Purchase Orders, test and evaluate Goods in accordance with procedures mutually agreed between Buyer and Supplier, and deliver the Goods to Buyer, together with information and data regarding the results of such testing and evaluation by Supplier for Buyer’s evaluation and confirmation in accordance with the Specifications.

一般生产责任。供货方应当生产和供应与本合同及独立订单相符的商品，遵照采购方和供货方双方同意的程序测试和评估商品，并依照测试和评估的结果由供货方将商品连同信息和数据交付给采购方供其依据规格评估和确认。

6.4. Required Documentation. Supplier shall provide Buyer with all necessary documentation requested by Buyer, including, but not limited to specs, certifications, and shipping documents.

所需文件。供货方应当向采购方提供所有采购方要求的必要的文件，包括但不限于产品参数，认证文件及运输文件。

6.5. Program Management Teams. Supplier shall appoint and maintain, on Supplier’s expense, at least personnel of: a) Business personnel (marketing, legal, financial, etc.), b) Manufacturing engineering personnel, c) Product engineering personnel, d) Supply chain personnel, and e) After service personnel (collectively “Program Management Teams”). Such Program Management Teams shall be responsible for all communications between the parties and any approvals required hereunder. The Program Management Teams shall undertake work orders from the Parties, including all engineering releases and engineering change requests.

项目管理团队。 供货方应出资组建以下一个项目管理团队至少包括： a）商务（营销，法务，财务等），b) 制造工艺工程，c）产品工程，d）供应链， 和e) 售后等人员（ 统称为“项目管理团队”）。 项目管理团队应负责双方之间的所有沟通以及获取本协议要求的任何批准。 项目管理团队应承担来自双方的工作指令，包括所有工程信息和工程变更请求。

7.  Delay. 延误

7.1. Force Majeure. Neither Party to this Agreement shall be liable to the other Party for any loss, injury, delay, damages or other casualty suffered or incurred by such other Party due to strikes, lockouts, riots, storms, fires, earthquakes, floods, epidemics, explosions, acts of God, government action, war, hostilities, blockade, embargo, riot, insurrection, or any other similar cause or circumstance which is beyond the reasonable control of such Party. Any such failure or delay by either Party in the performance of any obligations under this Agreement due to one or more of the foregoing causes shall not be considered to be a breach of this Agreement. Any such failure or delay under this Section which lasts longer than 60 days shall be grounds for either Party to terminate this Agreement. No Party shall be liable for any breach of the terms and conditions of the Agreement, caused by wars, public hostilities, public disorders, acts of public enemies, fires, floods, acts of God, and prohibitions or restrictions by law and government regulations, except to the extent the Party fails to mitigate the effects of such causes. The existence of such excusable delay shall be determined by both parties. The limitation of liability shall not affect both parties’ right to terminate.

不可抗力。本协议的任何一方不应因为罢工、工厂封锁停工、暴乱、风暴、火灾、地震、水灾、传染病、爆炸、天灾、政府行为、战争、敌对行动、封锁、禁运、骚乱、暴动或其他类似超出该方合理控制范围之外的原因或情况而遭受的损失、伤害、延误、损毁或其他事故而对另一方承担任何责任。任何一方因一项或多项以上原因出现任何此类不履行或延误履行本合同项下的任何义务均不被视为违反本合同的约定。本节所述任何该等不履行或延迟履行如持续超过60日，则任何一方都可以依此终止本合同。任何一方均不对因战争、公共敌对行为、公共骚乱、公共地对事件、火灾、水灾、天灾、法律和政府法规禁止过限制的事项承担对本合同条款条件违约的责任，除非该方本能减小该等原因所造成的影响而未采取有效措施。须由双方决定该等可谅解的延迟原因是否存在。对责任的限制减轻不得影响双方的终止权。

7.2. Notice of Force Majeure. If Supplier discovers any fact which leads it to believe that there may be a delay for any reason whatsoever (including an excusable delay), Supplier shall immediately advise Buyer of such fact and use its best efforts in taking all measures and precautions to reduce the effect of such delay upon Buyer and Customer.

不可抗力的通知。如果供货方发现任何事实导致其相信有可能会出现任何延迟原因（包括可谅解的延迟），供货方应当立即告知采购方该事实，并尽其最大努力采取一切措施和预防手段以减少该等延迟可能对采购方和客户造成的影响。

8.  Notification of Significant Events. Supplier shall notify Buyer of the occurrence of, or Supplier’s reasonable anticipation of the occurrence of, any of the following events: (a) transfer of business, merger, change of control, or other significant alterations in the operation of Supplier’s business; (b) changes to Supplier’s form of entity, jurisdiction under which it has been formed, name, chief executive or chief operating officers, manufacturing location, or other significant organizational changes; or (c) any event resulting in termination or giving a right to terminate this Agreement or Individual Contracts.

重大事件的通知。供货方应当通知采购方以下任何事件的发生或供货方合理预见以下任何时间将会发生：(a) 业务转让、合并、公司控制权变更，或供货方业务运营的其他重大改变；(b) 供货商的组织形式变更，其成立所在的司法管辖区、名称、首席执行官或首席运营官变更，制造地点或其他重要的机构变更；或(c)导致终止或有权终止本合同或独立合同的任何事件。

9.  Intellectual Property Rights. 知识产权。

9.1. Ownership of Intellectual Property. The intellectual property rights (including but not limited to invention patents, utility models, and appearance designs, which relate to the completed vehicle unit) before the kick-off of this project still belong to the Supplier. During the development of this project, for the parts jointly developed by both Parties, the corresponding intellectual property rights shall be shared by both Parties; for parts independently developed by the Supplier, the relevant intellectual property rights shall be owned by the Supplier; for parts independently developed by the Purchaser, the relevant intellectual property rights shall be owned by the Purchaser; however, if the development is carried out on the basis of the data, models and other information provided by the Supplier, the intellectual property rights shall be jointly owned by the Parties; the two Parties shall subsequently signed a corresponding intellectual property agreement of joint ownership.

知识产权所有权。本项目执行前属于供货方所有的知识产权（包括但不限于与整车相关的发明专利、实用新型、外观设计等）仍归属于供货方。本项目执行过程中，针对双方共同开发的部件，相应知识产权由双方共有；由供货方单独开发的部件，相关知识产权由供货方所有；由采购方单独开发的部件，相关知识产权归采购方所有，但在供货方提供的数据、模型等信息的基础上进行开发的，知识产权归双方共有，双方后续签订对应知识产权共有协议。

9.2. License. Regarding the intellectual property rights solely owned by one Party, if the other Party (or a third party) request to be licensed, a separate written agreement shall be executed by the Parties; for the intellectual property rights jointly owned by both Parties, neither Party may transfer or license to a third party without written consent from the other Party.

授权。 针对一方单独享有的知识产权，如需授权许可对方（或第三方）使用的，另行签署书面协议进行确认；针对双方共有的知识产权，未经另一方书面同意，任一方不得擅自向第三方转让或许可第三方使用。

10.  Warranties. 保证。

10.1. Product Warranties. Supplier warrants that all Goods delivered hereunder: (a) shall be without defect; (b) shall comply with Specifications; (c) shall comply, and shall, with respect to such Goods, enable Buyer’s Products to comply, with related laws, orders, regulations or standards, which the Buyer requested to comply, applicable to the Goods delivered hereunder; (d) shall be manufactured with reference to the quality assurance standards set forth in this Agreement; (e) shall be merchantable and fit for particular purpose(s) required by Buyer and/or Customer; and (f) shall be free of claims or liens..

产品保证。供货方保证本合同项下的全部商品交付：(a) 应当无缺陷；(b) 应符合规格；(c) 应符合、也应使采购方能符合适用于商品交付的采购方要求的相关法律、命令、规章或标准；(d) 应参照本合同规定的质量保证标准制造；(e) 应适销且适合采购方和/或顾客要求的特定用途；且(f) 应当无索赔、留置权负担于商品之上。

10.2. Remedies for Breach of Warranty. If Supplier breaches the warranty of the delivered Products, Buyer shall notify Supplier immediately for mitigation, and to take various reasonable technical and commercial measures within its capabilities to minimize the direct or indirect losses of the Buyer and its related parties. When a litigation occurs in the U.S. market, the Buyer will represent and cut the litigation risk off at the Buyer. The supplier does not directly participate in litigation but shall to assist the Buyer in resolving litigation disputes and provide corresponding evidence. Remedial measures include return, processing, repair, sorting, inspection, replacement of defective goods or monetary compensation.

违反保证条款的补救措施。供货方交付的商品若违反产品保证条款，采购方应尽快通知供货方协商补救措施，并在其能力范围内采取各种合理的技术和商业措施将采购方及其关联方的直接或间接损失降至最低。当美国市场发生法律诉讼争议时，由采购方出面解决，把诉讼风险截止于采购方。供货方不直接参与法律诉讼争议，但需协助采购方解决诉讼争议问题并提供相应的证据支持。补救措施包括退货、处理、维修、整理、检查，换缺陷商品或赔偿。

11.  Indemnification. Supplier will indemnify, defend, and hold Buyer harmless from direct losses caused by Supplier’s breach of warranties, and such losses shall be confirm by the Supplier of reasonableness. Including reimbursement of direct costs (including labor costs) incurred by the Buyer and/or Customer due to the Supplier’s breach of the warranties, and such costs shall be confirmed by the Supplier of reasonableness, but not limited to: (a) costs and expenses incurred due to return, processing, repair, finishing, inspection or replacement of any Goods that are subsequently defective or that failed to meet the Supplier’s warranties (Such as labor, materials, management fees, freight, tally fees, storage fees, etc. ); (b) costs and expenses incurred by the customer’s warranty claim; (c) the Buyer’s cost caused by the defect or non-conformity of the product; (d) damage or costs for personal injury or property damage caused by the product; (e) infringements on intellectual property rights, trade secrets and other third-party property rights of the Goods provided by Supplier; (f) casualties and direct property damage caused by Supplier’s failure to comply with the warranties, (g) any Product design defects; or (h) Supplier breaches warranties under this contract, or fails to comply with the standards or specifications stipulated in this agreement or related independent contracts. Provided that if a qualified inspection agency determines that such damage was caused by Buyer’s negligence or intentional mismanagement during the process of handling, warehousing, and distribution preparation, Supplier shall not be liable to Buyer. Provided that if the Buyer’s damage, which is determined by a qualified review agency, was caused by the Buyer’s negligence or deliberate mismanagement in the process of tallying, warehousing, distribution preparation, etc., the Supplier shall not be liable for the Buyer; The maximum damage claim shall be no more than the total amount of sales between the two parties between execution of this Agreement and the date damage occurred.

赔偿。供货方应当补偿因为供货方违反产品保证条款造成采购方直接损失，该损失需经供货方确认合理性的。包括偿还因为供货方违反保证并经供货方确认合理性后的造成采购方和/或客户损失或由采购方和/或顾客发生的直接成本（包括人工费用），但不限于：(a) 因退货、处理、维修、整理、检查或替换任何后来产生缺陷的或不能达到供货商保证条款的商品而发生的成本（如劳动力、材料、管理费用、运费、理货费、仓储费等）；(b) 客户保修索赔所发生的成本；(c) 因商品缺陷或不符而造成的采购方的成本； (d) 因商品直接或造成的人身伤害或财产损失的索赔所产生的损害或成本；(e) 供货方提供的商品侵犯了知识产权、商业秘密和其他第三方财产权；(f) 供货方因未能遵守产品保证而导致的人员伤亡及直接财产损害，(g) 任何产品设计的缺陷；或(h) 供货方违反本合同项下的保证或未能遵守本协议或相关的独立合同所规定标准或规格。但前提是，采购方的损害由合格的审理机构认定是因采购方在理货、仓储、分销准备等过程中的过失或故意管理不善造成，则该供货方不应为采购方承担责任；补偿的上限为双方从合同签订之日起到赔偿发生之日所发生的销售总额。

12.  Confidentiality. 保密。

Supplier and Buyer promise to each other that all documents and materials (including trade secrets, company plans, operational activities, financial information, technical information, etc.) that belong to the other party and learned during the process of discussing, signing, and implementing this contract and cannot be obtained from public sources, shall be kept confidential. Without consent of the original provider of the materials and documents, the other party shall not disclose all or part of the trade secret to any third party. Exceptions apply only by laws and regulations or agreed by both parties. None of the information provided by Customers shall be used to engage in any activities related to guarantee or harmful to the interests of Customers.

The confidentiality obligation between the Parties shall be active from the effective date of this Agreement and shall be surviving five years from the date of the expiration of this Agreement. This confidentiality obligation will not be released due to the suspension, termination, or cancellation of this Agreement.

If either Party fails to comply and breaches with the confidentiality clause and causes a leak of confidential information, the other Party is entitled to damages and relief in accordance with the relevant laws; the breaching Party shall be liable for breach of this Agreement.

保密信息。供货方和采购方保证对在讨论、签订、执行本合同过程中所获悉的属于对方的且无法自公开渠道获得的文件及资料（包括商业秘密、公司计划、运营活动、财务信息、技术信息、经营信息及其它商业或企业秘密）予以保密。未经该资料和文件的原提供方同意，另一方不得向任何第三方泄露该商业秘密的全部或部分内容。但法律、法规另有规定或双方另有约定的除外。不得利用客户提供的信息从事任何与担保业务或有损于客户利益的活动。

供货方和采购方之间的保密义务自本合同生效之日起形成，直至本协议履行完毕之日起五年内有效。不因本合同的中止、终止、解除而解除。

供货方和采购方任何一方如未能遵守该保密条款，有违反保密规定行为而造成泄密的，双方均可依据有关规定追究对方的责任；违反本合同的约定，由违约方承担责任。

13.  Term. This Agreement shall be effective commencing on the Effective Date and shall continue in effect for five (5) Years; provided, however, that this Agreement shall be automatically extended for additional one-year terms unless a Party gives written notice to the other Party of intention not to extend, not later than 180 days prior to the expiration of the initial term or any extended term of this Agreement.

有效期。本合同应当自生效日起生效且持续有效5 年；前提是除非一方最迟在本合同初次到期日前第180日以书面告知另一方不再续约的愿望，本合同将自动延期一年。

14.  Termination.终止。

14.1. Convenience. Either Party may terminate upon 180 days prior written notice of termination to Supplier, subject to any remaining obligations under any Individual Contract or invoice.

任意终止条款。双方可以选择在在终止前180天向供货方发出书面终止通知，列明任何独立合同或发票的任何剩余的义务。

14.2. Breach. Buyer or Supplier, as applicable, may terminate this Agreement and/or any Individual Contract immediately upon written notice of termination to the other upon the occurrence of any of the following events:

违约责任。发生以下任何事件时，如适用，采购方或供货方，可立即书面通知对方终止本合同和/或任何独立合同：

(a)       Breach of any term of this Agreement or an Individual Contract; provided that if the breach is for nonpayment, non-delivery, the terminating Party shall give the defaulting Party 30 days’ prior written notice of such breach and termination shall occur only if the defaulting Party has not cured such breach within such 30 day period. Breach of an Individual Contract is not grounds for terminating a different Individual Contract or this Agreement.

违反本合同的任何条款或独立合同；但前提是，如果违约是因为未付款、未供货，终止方应给予违约方30天的事先书面通知，而终止仅在违约方未在30天期间内修正该违约行为。违反的独立合同不是终止另外一个独立合同或本合同的理由。

(b)       Cancellation or suspension of business of the other Party by competent authorities legally.

合法的取消或暂时吊销另一方的经营资格。

(c)       The other Party becomes insolvent or makes a general assignment for the benefit of creditors, or a petition in bankruptcy shall be filed by or against the other Party, or any proceeding shall be instituted by or against the other Party for any relief under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions or a receiver shall be appointed of the other Party’s property or assets, which shall remain undischarged or uncured for 30 days.

另一方无力偿债或向债权人全面转让利益，或一方自己提出破产或对另一方的破产提出呈请，或应由另一方或针对另一方提起关于破产的任何救济的诉讼或无力偿债法律或应收账款，调整债务，重组，组成或扩展或接收的救灾有关的任何法律，应委任另一方的财产或资产，在此情形下应为30天仍未能清偿或未能纠正。

(d)       Action taken by the other Party to dissolve and/or liquidate, to merge or consolidate with another corporation resulting in a change of control of such other Party, or to sell or lease a substantial part of its assets to a third Party.

另一方采取的行动解散和/或清算，与另一公司兼并或合并导致该另一方的控制权改变，或者向第三方出售或出租其资产的相当一部分。

15.  Governing Law. This Agreement shall be governed by and construed under the laws of CHINA without regard to its conflicts of laws principles that would require the application of the laws of any other jurisdiction. “The Convention on the International Sale of Goods ”shall not apply. Except as otherwise provided in this Agreement, any claims and disputes arising under or relating to this Agreement are to be settled by binding arbitration at Hong Kong International Arbitration Center (HKIAC). The arbitration shall be conducted on a confidential basis pursuant to the HKIAC Rules. Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses, and reasonable attorneys’ fees. Any such arbitration shall be conducted by an arbitrator experienced in international supply chain dispute and shall include a written record of the arbitration hearing. An award of such arbitration is final, non-appealable, and may be confirmed in a court of competent jurisdiction.

参照法律。本协议应受中国法律法规的约束，并应根据中国法律进行解释，不考虑法律冲突原则要求的其他司法管辖区的法律。《国际货物销售公约》不适用。除非本协议另有规定，否则任何与本协议相关或与之相关的纠纷均应在香港国际仲裁中心进行具有约束力的仲裁。仲裁将根据HKIAC规则在保密的基础上进行。做出的任何决定或裁定均应采用书面形式，应为所有法律和事实提供解释，并应包括对成本、费用和合理的律师费的评估。任何此类仲裁均应由具有国际供应链争议经验的仲裁员进行，并应包括仲裁听证的书面记录。该仲裁的裁决是终局裁决，不能上诉，并可以取得辖区法院的确认。（

16.  Notices. All notices and other communications required or permitted by this Agreement shall be in writing and will be effective, and any applicable time period shall commence, when (a) delivered to the following address by hand or by a nationally recognized overnight courier service (costs prepaid) addressed to the following address or (b) transmitted electronically to the following facsimile numbers or e-mail addresses, in each case marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address, or Person as a Party may designate by notice to the other Parties):

通知。所有通知和其他本合同要求或允许的沟通应当以书面方式进行且应为有效的，且任何使用的时间段应当起始于(a)人工或以国家认可的隔夜快递服务（预付费）送达至以下地址或(b)电子传送至以下传真号码或电子邮件地址，在这几种情况下按照以下指定（或一方可以通知另一方发送到指定的地址、传真、电子邮件或个人）注明收件人（姓名和头衔）。

If to Buyer, to:

如发送给采购方，发至：

[ELM]

Attention: General Counsel’s Office

1055 West Square Lake, Troy, MI 48098, U. S.A

with a copy (which shall not constitute notice) to:

发送副本（并不构成通知）至：

Butzel Long
Attention: Quan Yang, Esq.
150 West Jefferson, Suite 100
Detroit, MI 48226
E-mail address: yang@butzel.com

If to Supplier, to:
如发送给供货方，发至：

[柳州五菱汽车工业有限公司 Liuzhou Wuling Automobile Industry Co., Ltd]

Attention: Mr. Anson Ma 马安森 先生

[Address]:广西柳州市河西路18号五菱大厦

Wuling Building, No. 18 Hexi Road, Liuzhou City, Guangxi, China

E-mail address: maansen@wuling.com.cn

with a copy (which shall not constitute notice) to:

发送副本（并不构成通知）至：

Attention: Blues Pi 皮志坚

[Address]: Room 2#-203, Lane 199, Mincheng Road, Shanghai, 201199

E-mail address: blues_pi@163.com

17.  Entire Agreement. This Agreement with exhibits hereto (if any) and other documents specifically adopted herein by reference (which hereby form a part of this Agreement), and any Individual Contracts entered into, constitute the entire agreement among the Parties and supersede all other prior oral or written agreements, understandings, representations and warranties and courses of conduct and dealing between the Parties on the subject matter hereof.

完整合同。本合同、后附附件（如果有附加）和其他文件特别于此采用供参考（构成此合同的一部分），且任何已达成的独立合同构成各方之间的完整合同并取代各方之间之前就此问题达成的所有口头或书面合同、谅解、表述和保证以及一系列的行为和处理。

18.  Amendment. This Agreement may be amended or modified only by a writing executed by all of the Parties.

修订。本合同仅可以通过所有各方书面签署后作出变更或修订。

19.  Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

副本。本合同应当签署一个或多个副本，每一份都被视为本合同的原件，且所有副本共同被视为相同的同一合同。

20.  Languages. This Agreement is written in both English and Simplified Chinese, and both language shall be interpreted consistently. In the event there is any conflict or inconsistency between the two languages, English shall have higher priority, with due respect to the interpretation of Chinese language.

语言。本合同以英文和简体中文书写。两种语言具同等效力，如两种文字存在冲突或不一致时英语在尊重中文含义的前提下将具有优先解释。

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

兹鉴证，各方已经由其授权代表于开头所示日期签署此合同。

BUYER 采购方:		SUPPLIER 供货方:

[Electric Last Mile, Inc.]		[Liuzhou Wuling Automobile Industry Co., Ltd]
柳州五菱汽车工业有限公司

By:	/s/ James Taylor	By:	/s/ Yong Rong Liu
Name:		Name:
Title:	CEO	Title:

[SIGNATURE PAGE TO MASTER SUPPLY AGREEMENT]

EXHIBIT A

附件 A

Goods

商品

[List]

G100 (EV50)

Lenth mm	4490
Width mm	1610
Height mm	1900
Wheelbase mm	3050
Cargo Size mm	2622*1457*1340
Gross Weight kg	2510
Curb Weight kg	1430
Battery Capacity (kWh)	41.86
Peak Power( kW)	60
Motor cooling	Water cooling
Front Suspension	McPherson
Rear Suspension	Leaf
Steering	power
ABS	standard
Parking Sensor	Radar

[EXHIBIT A TO MASTER SUPPLY AGREEMENT]

EXHIBIT A

附件 A

G100 （EV50 Refrigorateor）

Lenth mm	4490
Width mm	1610
Height mm	2050
Wheelbase mm	3050
Cargo Size mm	2170*1280*1060
Gross Weight kg	2900
Curb Weight kg	1670
Battery Capacity (kWh)	41.86 CATL
Peak Power( kW)	60
Motor cooling	Water cooling
Front Suspension	McPherson
Rear Suspension	Leaf
Steering	Power
ABS	Standard
Parking Sensor	radar

[EXHIBIT A TO MASTER SUPPLY AGREEMENT]

EXHIBIT B

附件 B

N/A

[EXHIBIT B TO MASTER SUPPLY AGREEMENT]

EXHIBIT C

附件 C

Exclusive Product Segments

独家产品部分

[See Exhibit A]

[EXHIBIT C TO MASTER SUPPLY AGREEMENT]

EXHIBIT D

附件 D

Price List

价格表

INITIAL PRICING:参考价格：

Initial Goods	Quantity数量	Initial Price Per Unit (U.S. $)
EV50 整车 Vehicle Assembly Unit (“VAU”)	10000	[***]
EV50 VAU excluding battery pack 整车除电池包	10000	[***]
Rear Axle Assembly including motor and inverter 后桥总成含Motor 电机和inverter（100KW）	10000	[***]

Initial Goods	Quantity数量	Initial Price Per Unit (U.S. $)
EV50 VAU 整车	30000	[***]
EV50 VAU excluding battery pack 整车除电池包	30000	[***]
Rear Axle Assembly including motor and inverter 后桥总成含Motor 电机和inverter（100KW）	30000	[***]

Initial Goods	Quantity数量	Initial Price Per Unit (U.S. $)
EV50 VAU 整车	>60000	[***]
EV50 VAU excluding battery pack 整车除电池包	>60000	[***]
Rear Axle Assembly including motor and inverter 后桥总成含Motor 电机和inverter（100KW）	>60000	[***]

Remarks 备注： 1. The above price is calculated according to the 1 USD = 6.5 RMB, The price changes according to the fluctuation of foreign exchange rate.

以上价格按美元汇率6.5核算，价格根据外汇牌价波动而适当变动。

2. The above prices will be adjusted according to the price fluctuation in China in the future.

以上价格根据未来中国物价波动情况，双方协商后调整。

Initial Goods	Quantity	Initial Price Per Unit (U.S. $)
Parts and components for EV50 VAU 整车台套散件	30000	[***]
Parts and components for EV50 VAU 整车台套散件除电池包	30000	[***]
Rear Axle Assembly including motor and inverter 后桥总成含Motor 电机和inverter (100KW)	30000	[***]